.


                                SERVICE AGREEMENT

             THIS AGREEMENT made and entered into as of May 1, 1999;


BETWEEN:

                              DR. SCOTT A. VANSTONE
                              10140 Pineview Trail
                                  P.O. Box 490
                             Campbellville, Ontario
                                     LOP 1B0
                           (the "Chief Cryptographer")

                                                               OF THE FIRST PART

                                     -and-


                                 CERTICOM CORP.
                     200 Matheson Boulevard West, Suite 200
                          Mississauga, Ontario L5R 3L7
                               (the "Corporation")

                                                              OF THE SECOND PART


THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1.       Services

1.1      Description

          (a)      The Chief Cryptographer will provide the following services:

                   (i) provision of and responsibility for research and development, in the leadership role of Chief Cryptographer, of cryptographic and information security systems on an exclusive basis to the Corporation;

                   (ii) provision of technical support for marketing and strategy development;

                   (iii)   provision of product development support;

                   (iv) the overseeing and training of the Corporation's cryptographers;

                   (v) the identification of strategic intellectual property initiatives;

                   (vi)    provision of support for patent activity;

                   (vii)   responsibility for providing research and development
                           of   the    Corporation's    products   relating   to
                           cryptographic and security information systems; and

                   (viii) such other services as are mutually agreed upon between the Chief Cryptographer and the Corporation from time to time.

          (b) The Chief Cryptographer shall commit himself on a full-time basis and provide active service in person at the offices of the Corporation or such other appropriate site as the Corporation may agree to for an average three (3) days per week. At all times, the Chief Cryptographer will use his best efforts to respond in a reasonably timely fashion to all e-mail and voicemail messages relating to the services to be provided by him under this Agreement.

          (c) The parties agree that they will discuss and mutually agree upon the extent of the Chief Cryptographer's involvement in such other activities and his time commitments relating thereto.

          (d) Subject to shareholder approval, the Chief Cryptographer may be appointed as a member of the Corporation's board of directors during the term of this Agreement or, in the alternative, may attend meetings of such board of directors as an observer.

1.2       Term and termination

          Unless otherwise terminated as provided for in this Agreement, this Agreement shall be for a term of five (5) years, and may be renewed upon mutual written consent of the parties for successive additional periods of one (1) year each. This Agreement may be terminated by either party upon receipt of written notice at least ninety (90) days in advance of the annual anniversary date of this Agreement. Further, if either party is in breach of any of its obligations under this Agreement, the other party may give notice in writing of the breach to the defaulting party and request the latter to remedy such breach. If the party in breach fails to remedy the breach within thirty (30) days after the date of written notice, then the Agreement may be terminated immediately by written notice of termination given by the complaining party.

1.3       Non-Competition

          The Chief Cryptographer agrees that during the term of this Agreement, and for twelve (12) months following the termination of this Agreement, without the prior written approval of the Chief Financial Officer of the Corporation, he will not become engaged, directly or indirectly as an employee, consultant, partner, principal, agent, proprietor, shareholder (other than a holding of shares listed on a stock exchange that does not exceed 2% of the outstanding shares so listed) or advisor, in a business in

          (a)      Canada;

          (b)      the United States; or

          (c) anywhere else in the world where the Corporation markets its products or services during the term of this Agreement;

                   that

          (i) develops or markets software competitive with the software owned or marketed by the Corporation, or

          (ii) provides consulting, maintenance, support or training services that are competitive with the consulting, maintenance, support or training services provided by the Corporation,

provided if, with respect to the period after the termination of this Agreement, such business has two or more divisions located at different addresses, then this Section 1.3 will not prohibit the Chief Cryptographer from becoming engaged in a division that neither develops nor markets software competitive with the software owned or marketed by the Corporation nor provides services that are competitive with the services provided by the Corporation (provided further that in such case all the other obligations of this Agreement shall continue to apply). The Corporation recognizes that the Chief Cryptographer is the owner and principal of SVI Consulting Inc. and that the corporation excludes SVI Consulting Inc. from the terms of this non-compete clause.
                                                                            SAV.

2.        Remuneration

2.1       Fees

          The Corporation shall pay to the Chief Cryptographer an amount that will provide him with total annual compensation including all amounts paid to the Chief Cryptographer by the University of Waterloo, other than publishing royalties, as follows:

   May 1, 1999 - April 30, 2000               $275,000.00;
   May 1, 2000 - April 30, 2001               $300,000.00;
   May 1, 2001 - April 30, 2002               $325,000.00;
   May 1, 2002 - April 30, 2003               $350,000.00;
   May 1, 2003 - April 30, 2004               $375,000.00.

Such amounts will be paid monthly in advance.

2.2       Compensation Disclosure

          The Chief Cryptographer will provide the Corporation with full and timely disclosure of his compensation from the University of Waterloo in order that the fees to be paid as outlined in Section 2.1 above may be calculated.

2.3       Stock Options

          During the term of this Agreement, the Chief Cryptographer shall be entitled to participate in the Corporation's 1997 Stock Option Plan ("1997 SOP") and any additional stock option plans or stock purchase plans established by the Corporation. The grant of any options or other benefits under such plans shall be in the discretion of the Corporation, however, the Corporation acknowledges that the contribution of each of the Chief Cryptographer and Philip C. Deck is fundamental to the success of the Corporation and declares that subject to satisfactory performance, it is the intention of the Corporation to treat the Chief Cryptographer and Philip C. Deck similarly under the foregoing plans.

2.4       Auto Allowance

          In addition to the amounts outlined in section 2.1, the Chief Cryptographer will receive a monthly auto allowance in the amount of $800.

2.5       Expenses

          The Chief Cryptographer shall be reimbursed at the Corporation's cost for all authorized travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses the Chief Cryptographer shall furnish to the Corporation statements and vouchers as and when required by the Corporation.

2.6       Issuance of Shares

          In the event of a take-over bid, an amalgamation, a plan of arrangement or other form of business transaction pursuant to which holders of Common Shares cease to own at least 33% of the voting securities of the Corporation or surviving entity resulting from such transaction (an "Acquisition"), the Corporation will issue to the Chief Cryptographer 50,000 Common Shares. Such shares, if issued to the Chief Cryptographer, will vest as to 16,667 of such shares on the first anniversary following the completion of the Acquisition and a further 16,666 of such shares on each of the second and third anniversary of the completion of the Acquisition. Notwithstanding the foregoing, in the event that this Agreement is terminated by the Corporation subsequent to the completion of the Acquisition, then all of the foregoing shares that have not yet vested will vest immediately upon the termination of this Agreement.

 3.       Proprietary Rights Agreement

          The Chief Cryptographer confirms he has executed and is bound by the Proprietary Rights Agreement attached hereto. The Chief Cryptographer's obligations under such Proprietary Rights Agreement shall continue both before and after he has used any Confidential Information for the purposes of such Proprietary Rights Agreement and both before and after the services of the Chief Cryptographer with the Corporation cease, and shall continue until such time as the Chief Cryptographer is expressly released therefrom by the Corporation in writing. The obligations of the Chief Cryptographer under this Agreement shall be binding on the executors, administrators or other legal representatives of the Chief Cryptographer. Any breach by the Chief Cryptographer of this Agreement or the above Proprietary Rights Agreement shall cause irreparable damage to the Corporation and any such breach shall entitle the Corporation to immediate injunctive relief from a court of competent jurisdiction.

4.        Confidentiality

          All confidential data and information concerning the Corporation and obtained by the Chief Cryptographer during the performance of his services under this Agreement shall be maintained confidential by the Chief Cryptographer.

5.        Exclusive Contract

          Subject to what is hereinafter stated, the Chief Cryptographer agrees that it is a condition of the Corporation utilizing the services of the Chief Cryptographer, that the Chief Cryptographer shall not provide similar services to any other person, other than the performance of his duties as a Professor at the University of Waterloo. For the purposes of clarity, it is agreed that the Chief Cryptographer shall not provide services directly or indirectly during the term of this Agreement to a competitor of the Corporation in the cryptographic or information security systems fields or in any closely related field of study. The Corporation shall be entitled to retain the services of any persons without restriction during the term of this Agreement.

6.        Assignment

          Neither this Agreement nor any interest may be assigned in any manner by either party.

7.        Entire Agreement

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

8.        Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          IN WITNESS WHEREOF the parties have executed this Agreement.

                                 )
/s/ Bruce MacInnis               )         /s/ Scott A. Vanstone
---------------------------------)         -------------------------------------
Witness                          )         Dr. Scott A. Vanstone
Name: Bruce MacInnis             )
Address: 1513 Sturgeon Court     )
         Pickering, ON           )
         L1V 5P6                 )

                                           CERTICOM CORP.

                                           By: /s/ Philip C. Deck
                                              ----------------------------------
                                                   Philip C. Deck
                                                   Chief Executive Officer